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                      POWER OF ATTORNEY
   Each of the undersigned directors of New England Electric System (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Thomas
F. Killeen, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1994, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
Dated this 28th day of February, 1995.

s/ Joan T. Bok                        s/ John W. Rowe

__________________________            _________________________
Joan T. Bok                           John W. Rowe

s/ Paul L. Joskow                     s/ George M. Sage

__________________________            _________________________
Paul L. Joskow                        George M. Sage

                                      s/ Charles E. Soule

__________________________            _________________________
John M. Kucharski                     Charles E. Soule

s/ Edward H. Ladd                     s/ Anne Wexler

__________________________            _________________________
Edward H. Ladd                        Anne Wexler

s/Joshua A. McClure

__________________________            _________________________
Joshua A. McClure                     James Q. Wilson

s/ Malcolm McLane                     s/ James R. Winoker

__________________________            _________________________
Malcolm McLane                        James R. Winoker

_________________________
Felix A. Mirando, Jr.